Exhibit 10.2

RG GLOBAL LIFESTYLES, INC.

PROMISSORY NOTE

FACE AMOUNT:	$600,000

ISSUED:	July 1st, 2005

For Value Received, RG Globa1 Lifestyles, Inc., a California corporation (the “Company”), hereby promises to pay to Larbi John and Karim Joseph Murray, or their registered successors or assigns (the “Noteholders”), two hundred seventy (270) days after the issuance of the Note (the “Maturity Date”), the principal sum of US$600,000, or such part thereof that then remains unpaid, in cash.  Interest on the principal sum shall accrue at the rate of eight (8%) percent per annum and shall be payable on the date of payment hereof.  Except as provided herein, principal and interest, if paid in cash or cash equivalent, shall be payable in lawful money of the United States of America, in immediately available funds, at the principal offices of the Noteholder, or at such other place as the legal holder may designate from time to time in writing to the Company. Interest shall be computed on the basis of a three hundred sixty (360) day year and twelve thirty (30)-day months and shall not be compounded.

This Note may be redeemed by the Company at any time prior to the Maturity Date without penalty. Interest accrued on the principal amount of this Note so redeemed shall be due and payable on such redemption date.

On the date of redemption or the Note’s maturity, the Noteholder shall surrender this Note for payment in cash and upon such surrender, the Noteholder will receive such payment of cash.

This Note shall be governed by and construed in accordance with, the laws of the State of California notwithstanding any conflict of laws.

The Company hereby waives presentment, demand, notice of non-payment and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.

RG GLOBAL LIFESTYLES, INC.

By:	/s/ Louis L. Knickerbocker

Name: Louis L. Knickerbocker

Title: President & CEO

ATTESTED BY NOTEHOLDER(S)

Karim Joseph Murray		Larbi John Murray

Signature:	/s/ Karim Joseph Murray	Signature:	/s/ Larbi John Murray

Date:	7/8/05	Date: